Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T Inc. (AT&T), AT&T management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AT&T, incorporated by reference in AT&T’s Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission, in the Registration Statement Form S-3 No. (333-117772) and related Prospectus of BellSouth Corporation (BellSouth) for the issuance of $1,200,000,000 in long-term debt. We also consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the financial statement schedules of AT&T for the years ended December 31, 2005, 2004, and 2003 included in AT&T’s Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

By:	/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Antonio, Texas

August 1, 2006